EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-141049, 333-88918, 333-65912, 333-76633, 333-76635, 333-75763, 33-56693, 33-69840, 33-31556, and 2-76939 on Form S-8 and in No. 333-127677 on Form S-3, and in No. 333-151897 on Form S-4 of our reports dated February 29, 2008 (August 15, 2008 as to segment changes described in notes 7 and 15) , relating to the financial statements and financial statement schedule of Smith International, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123r, “Share-Based Payment” as of January 1, 2006; SFAS No. 158, “Employers Accounting for Defined Benefit Pension and Other Postretirement Plans” as of December 31, 2006; and Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” on January 1, 2007) and of our report dated February 29, 2008 relating to the effectiveness of internal control over financial reporting appearing in this current Report on Form 8-K of Smith International, Inc. dated August 15, 2008.
DELOITTE & TOUCHE LLP
Houston, Texas
August 15, 2008